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                                                                      EXHIBIT 10

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of May 17, 2002, by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Michael L. DeMarco, an individual resident of the State of New Jersey (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated May 6, 1999 (the "1999 Agreement"), which expires on May 17, 2002; and

         WHEREAS, the Company desires to continue to employ the Executive and the Executive wishes to continue his employment with the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

         1. Employment. The Company hereby employs the Executive as Chief Financial Officer, and the Executive accepts such employment and agrees to perform services for the Company and its Affiliates in accordance with the requirements of the position, for the period and upon the other terms and conditions set forth in this Agreement. The term "Affiliate" as used in this Agreement shall mean any subsidiary or parent corporation of the Company and any other corporation under common control with the Company, including Peoples Educational Holdings, Inc., a Delaware corporation (hereinafter referred to as the "Parent").

         2. Term. Unless terminated at an earlier date in accordance with
Section 8, the initial term of the Executive's employment hereunder shall be for a period of three (3) years, commencing on May 17, 2002. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 90 days prior to the end of the initial term or any extension; provided, however, that the party objecting to the automatic extension shall do so by written notice to the other party at least 180 days prior to the end of the initial term or any extension following (1) a sale of substantially all of the assets of the Company or Parent to a person or entity that is not an Affiliate of the Company or the Parent or (2) a merger of the Company or Parent with a person or entity that is not an Affiliate of the Company or the Parent and in which merger the Company or the Parent, as applicable, is not the surviving company. Notwithstanding the foregoing, the terms of Sections 5 (Confidential Information), 7 (Non-Competition), 8 (Termination) and 9 (Miscellaneous) and shall survive the expiration or termination of this Agreement (whether such expiration or termination occurs as a result of the expiration of the term as provided herein, by mutual agreement, as a result of the Executive's resignation, termination by the Company with or without Cause (as defined below), or any other reason), and continue in full force and effect in accordance with their terms.

         3. Position and Duties.

                  3.01 Service with Company. During the term of this Agreement, the Executive shall perform such duties for the Company and its Affiliates as the Chief Executive Officer ("CEO") or Board of Directors of the Company or the Parent shall assign to him from time to time.

                  3.02 Performance of Duties. The Executive shall serve the Company and its Affiliates faithfully and to the best of his ability, and devote his full time, attention and efforts to the business and



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affairs of the Company and its Affiliates during normal business hours (and outside normal business hours as reasonably required) during the term of this Agreement. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement he shall not render or perform services for any other corporation, firm, entity or person.

         4. Compensation.

                  4.01 Base Salary. As compensation in full for all services to be rendered by the Executive under this Agreement during the first twelve months of the three-year term of this Agreement, the Company shall pay to the Executive an annual base salary of $126,500, which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The compensation payable to the Executive for each twelve-month period following the expiration of the initial twelve-month period of this Agreement shall be mutually agreed upon by the Company and the Executive prior to the commencement of each such 12-month period based on the Executive's performance, provided, however, that the base salary shall not be reduced unless there is a downward adjustment in all executive salaries of the Company in which case the decrease will be no greater than the average decrease in the senior executive salaries. The Executive understands that executive salaries, including any increases in such salaries, are subject to the approval of the Company's and the Parent's Board of Directors.

                  4.02 Incentive Compensation. In addition to the base salary described in Section 4.01, the Executive shall be eligible to receive incentive compensation as set forth in the CFO incentive plan attached here as Exhibit A. If the Executive's employment is terminated pursuant to Sections 8.01(c) or 8.01(d) hereof, no bonus shall be payable for the year in which such termination occurred. If the Executive's employment is terminated pursuant to Sections 8.01(a), 8.01(b) or 8.02 hereof, the Company shall pay the Executive a pro rated bonus based upon the full year bonus amount that would have been earned in the termination year, pro rated for the number of days the Executive worked in that year, payable promptly after the Company's and its Affiliates' audited financial statements for the year in which the termination occurred become available.

                  4.03 Participation in Benefit Plans. The Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time of not less than four weeks annually) established by the Company's Board of Directors from time to time to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate and at all times at a level which is commensurate with the Company's and the Parent's other senior executives similarly situated. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Without limiting the generality of the foregoing, the Executive shall be provided with medical, disability, life and other insurance coverage generally provided to other senior executives of the Company and the Parent to the extent it is available at a reasonable cost from reputable insurers. The Company shall pay 100% of the Executive's individual and family insurance coverage.

                  4.04 Expenses; Auto Allowance. The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement including, subject to the CEO's approval, expenses incurred by the Executive for continuing professional education and maintaining the Executive's CPA certification, subject to the Company's normal policy for expense verification. The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses (including tolls and parking, but specifically excluding purchases of gas, repairs, maintenance and insurance) incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification, and shall also pay the Executive an auto allowance of $600 per month.

         5. Confidential Information. Except as permitted or directed by the Company's CEO or Board of Directors, during the term of this Agreement and for a period of one year thereafter the



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Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company or any of its Affiliates) any confidential or secret knowledge or information of the Company or any of its Affiliates which the Executive has acquired or become acquainted with or shall acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any of its Affiliates), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable), financial results or condition, business plans or projections directly or indirectly useful in any aspect of the business of the Company or any of its Affiliates, any confidential customer lists or printer or supplier lists of the Company or any of its Affiliates, any author or freelance employee lists of the Company or any of its Affiliates, any confidential or secret development or research work of the Company or any of its Affiliates, any lists of potential investors or acquisitions contemplated by the Company or any of its Affiliates, any plans, proposals or strategies of the Company or its Affiliates to expand, merge or engage in a business combination or relationship or any other confidential or secret aspects of the business of the Company or any of its Affiliates. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and its Affiliates, as the case may be, acquired at great time and expense by the Company, its predecessors and its Affiliates, as the case may be, and that any disclosures or other use of such knowledge or information other than for the sole benefit of the Company or any of its Affiliates would be wrongful and would cause irreparable harm to the Company and its Affiliates, as the case may be. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now public or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.

         6. Ventures. If, during the term of this Agreement, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company or any of its Affiliates and a third party or parties, all rights in the project, program or venture, to the extent that such rights may be claimed by the Executive or the Company or any of its Affiliates, shall belong to the Company or its Affiliates, as the case may be. Except as approved by the Company's Board of Directors, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement.

         7. Non-Competition.

                  7.01 During the term of the Executive's employment by the Company and for one year following termination of his employment, he shall not, directly or indirectly, engage in competition with the Company or any of its Affiliates in any manner or capacity (e.g., as an adviser, consultant, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business which the Company or any of its Affiliates is conducting during the term of this Agreement or conducted during the term of the 1999 Agreement, including the design, development, distribution, marketing or selling of accessories, manipulatives, books, supplements, tests, or any other products or services being sold by the Company and its Affiliates.

                  7.02 The obligations of the Executive under Section 7.01 shall apply to any geographic area in which the Company or any of its Affiliates:

                           (i) has engaged in business during the term of this Agreement, or during the term of the 1999 Agreement, through production, promotional, sales or marketing activity, or otherwise, or

                           (ii) has otherwise established its goodwill, business reputation, or any customer relations.





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                  7.03 For a period of one year following the termination of the
Executive's employment hereunder, the Executive will not, on behalf of himself or on behalf of any other person, firm or corporation, call on any of the customers or identified customer prospects of the Company or any of its Affiliates, for the purpose of soliciting or providing to any said customers or prospective customers any products or services competitive to the products and services of the Company or any of its Affiliates, nor will he in any way divert or take away any customer of the Company or its Affiliates.

                  7.04 During the term of this Agreement, the Executive shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly; and in particular the Executive shall not, directly or indirectly, induce any employee of the Company or any of its Affiliates to carry out, directly or indirectly, any such activity.

                  7.05 For a period of one year following the termination of the Executive's employment hereunder, the Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person, firm or corporation that they employ or solicit for employment any employee of the Company or any of its Affiliates.

                  7.06 Except as set forth in sections 8.01 or 8.02, during the period when the noncompetition covenant contained in Section 7.01 is effect following the termination of the Executive's employment by the Company, the Company shall pay to the Executive, as consideration for such covenant, an amount equal to 60% of the Executive's annual base salary at the time of termination of employment, which amount shall be payable to the Executive on a monthly basis; provided, however, that the Company may, upon 30 days' written notice to the Executive, terminate its obligation to make such payments to the Executive and, in such event, this noncompetition covenant shall terminate as of the end of such 30-day period. However, if the Executive becomes employed with another corporation or entity or as a sole proprietor, the Company shall not be obligated to continue the payments required under this Section 7.06 and the Executive shall continue to be bound by this noncompetition covenant for the duration of its term.

                  7.07 Ownership by the Executive, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

         8. Termination.

                  8.01 Grounds for Termination. This Agreement shall terminate prior to the expiration of the initial three-year term set forth in Section 2 or of any extension thereof and neither the Company nor any of its Affiliates shall be obligated to make any further payments (including payments under Section 7.06) or to provide any benefits (except up to the date of termination) to the Executive in the event that at any time during such initial term or any extension thereof:

                  (a) Executive shall die, or

                  (b) Executive shall become disabled in accordance with Section 8.04, or

                  (c) Executive has breached the provisions of Sections 5 or 7 of this Agreement in any material respect, or

         (d) Executive is terminated for "Cause", which means (i) the Executive's violation of a specific written direction from CEO or the Board of Directors of the Company or the Parent or (ii) the Executive's failure or refusal to perform duties in accordance with this Agreement; provided, however, no termination shall be for cause under subsection (i) or (ii) unless the Executive shall have first received written notice from the CEO or the Board of Directors of the Company or the



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Parent advising the Executive of the act or omission that constitutes cause and such act or omission continues after the Executive's receipt of such notice for at least a period of time that would have allowed the Executive to correct such act or omission or (iii) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or its Affiliates, or (iv) the willful engaging by the Executive in illegal conduct that is materially and demonstrably injurious to the Company or its Affiliates. For the purposes of this section, no act, or failure to act, on the Executive's part shall be considered "dishonest", "willful" or "deliberate" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in, or not opposed to, the best interest of the Company or its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of the Company or the Parent shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company and its Affiliates.

Notwithstanding any termination of this Agreement pursuant to this Section 8.01, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment.

                  8.02 Termination Without Cause. If the Company terminates the Executive prior to the expiration of the initial three-year term or an extension term of this Agreement for reasons other than set forth in Sections 8.01(a)-(d) or the Executive terminates this Agreement for Good Reason (as defined below), the Company shall pay the Executive his salary and benefits through the date of termination, and:

                           (a) the Company shall be obligated to pay to the Executive his then-current monthly base salary for an aggregate period of twelve (12) months from the date of termination or the remainder of the term of this Agreement, whichever is shorter. Such amount shall be payable by the Company on a monthly basis. The Executive shall not be entitled to any of the payments or benefits set forth in Sections 4.01, 4.02, 4.03 and 4.04 during the period during which the Company pays the Executive as provided in this Section 8.02(a); and

                           (b) the Executive shall remain bound by the provisions of Section 7 in accordance with the terms thereof during the payment period set forth in Section 8.02(a) above, and the Company shall not be obligated to pay the Executive the amounts set forth in
         7.06 in consideration therefor. Notwithstanding the foregoing, if the period of the required payments under Section 8.02(a) above is less than twelve (12) months, the Executive shall be bound by the provisions of Section 7 of this Agreement for such additional number of months which, when added to the number of months the Company is required to pay the Executive under Section 8.02(a) above, equals an aggregate of twelve (12) months, provided that the Company pays the Executive the amounts set forth in Section 7.06 of this Agreement for such additional months.

For purposes of this Agreement, "Good Reason" shall mean the assignment to the Executive of duties involving a material violation of applicable law, provided, however, that no termination shall be for Good Reason unless (1) the Board of Directors of the Company shall have first received written notice from the Executive advising the Board of the specific nature of the alleged violation that constitutes the basis for the termination for Good Reason by the Executive;
(2) the Board has determined in its good faith judgment that the duties assigned to the Executive do involve a material violation of applicable law; and (3) the Board has not directed that the assignment of duties in question be withdrawn.

                  8.03 Resignation. If the Executive resigns prior to the expiration of the initial or an extension term of this Agreement, the Company shall be obligated to pay the Executive his salary and benefits through the date of resignation. Thereafter, no salary, bonus or any other benefits or amounts shall be payable by the Company to the Executive. In the event the Executive resigns, the provisions of Section 7 shall continue to apply.




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                  8.04 "Disability" Defined. The Board of Directors may
determine that the Executive has become disabled, for the purpose of this Agreement, in the event that the Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for a period of six consecutive months and on the date of determination continues to be so disabled. The existence or nonexistence of grounds for termination of this Agreement for any reason under Section 8.01(b) shall be determined in good faith by the Board of Directors after notice in writing given to the Executive at least 30 days prior to such determination. During such 30-day period, the Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

                  8.05 Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, manuscripts, publishing proposals from authors or employees, memoranda, notes, notebooks, reports, data, tables, calculations, computer files, financial statements or records, budgets or business plans or copies thereof, which are the property of the Company or any of its Affiliates or which relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates, and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in his possession or under his control.

         9. Miscellaneous.

                  9.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  9.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements (including the 1999 Agreement) and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  9.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  9.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  9.05 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  9.06 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

                  9.07 Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 7, and 8.05. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this



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Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

                  9.08 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                  THE PEOPLES PUBLISHING GROUP, INC.


                                  By:
                                      ------------------------------------------
                                      Its: Chief Executive Officer and President

                                      ------------------------------------------
                                      Michael L. DeMarco


                                    EXHIBIT A
                               CFO INCENTIVE PLAN

I. DEFINITIONS:

 "Pre-Tax Net Income" shall mean the pre-tax net income as reported on the Parent's consolidated audited statements of income for the applicable fiscal year, prior to giving effect to the payment of bonuses payable to executive officers of the Company, prior to giving effect to compensation expenses attributable to the exercise of stock options by employees, independent contractors or directors, and prior to giving effect to any compensation payments in the form of stock grants to employees or directors.

II. INCENTIVE PLAN

The Executive shall be entitled to receive 1.5% percent of the Pre-Tax Net Income for the Year Ending December 31, 2002. Subsequent yearly incentive plans will remain at 1.5% of Pre-Tax Net Income unless mutually agreed upon by the President and Chief Executive Officer and the Executive.